Exhibit 5.1

HUNTON ANDREWS KURTH LLP 600 TRAVIS STREET, SUITE 4200 HOUSTON, TEXAS 77002 TEL 713 - 220 - 4200 FAX 713 - 220 - 4285 HUNTONAK.COM

FILE NO: 085287.0010001

May 28, 2024

The Hershey Company
19 East Chocolate Avenue
Hershey, Pennsylvania 17033

Ladies and Gentlemen:

We have acted as counsel to The Hershey Company, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 28, 2024 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate amount of the Company’s debt securities (the “Securities”).

The Securities will be issued under the Indenture dated as of May 14, 2009 (the “Indenture”), between the Company and U.S. Bank National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as it may be amended or supplemented from time to time.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or the Indenture, as the case may be.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”); (ii) the Company’s Bylaws, as amended (the “Bylaws”); (iii) the Registration Statement and the exhibits thereto; (iv) the Prospectus; (v) an executed copy of the Indenture and (vi) other instruments and other certificates of public officials, officers and representatives of the Company and such other persons as we have deemed appropriate as a basis for the opinion expressed below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. With respect to any document executed by means of any electronic signature, we have assumed that (a) the parties to such document have agreed to use electronic signatures and electronic records in connection with the transactions evidenced thereby, (b) the person executing such document by means of an electronic signature did so with the intent to sign such document and to be bound thereby, and (c) any such electronic signature is affixed to or logically associated with such document. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon oral or written statements and representations of officers and other representatives of the Company

In rendering the opinion expressed below with respect to the Securities, we have assumed that:

(i)    the Company will be validly existing and in good standing as a corporation under the laws of the State of Delaware at the time of authorization and issuance of the Security;

(ii)    the Restated Certificate of Incorporation and Bylaws will not have been amended in any manner that would affect any legal conclusion set forth herein;

(iii)    the Registration Statement and any amendments thereto will have become and remain effective and will not be subject to any stop order;

(iv)    the Indenture will continue to be a valid and binding obligation of the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended;

(v)    no “Event of Default” (as that term is defined in the Indenture) and no event of the types described in the definition of “Event of Default” in the Indenture, which with the giving of notice, the passage of time or both, would result in the occurrence of an Event of Default, shall have occurred and be continuing, and the terms and conditions of the Securities and of their issuance and sale will not result in a default under or a breach or violation of any agreement, document or instrument then binding on the Company;

(vi)    any supplemental indenture to the Indenture executed and delivered, and any Resolution certified and delivered pursuant to the Indenture, in any such case, in or pursuant to which the terms of any Securities are established and pursuant to which such Securities are issued, will comply with the Indenture as theretofore amended or supplemented, and the form and terms of such Securities will comply with the Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Resolution (and any officer’s certificate delivered pursuant thereto); and

(vii)    the form and terms of any Securities, when established, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof (including, without limitation, its obligations under the Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Restated Certificate of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the

“Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to the Securities of a series offered and sold in reliance upon the Registration Statement, when (a) the Company and the Trustee, have each duly authorized and validly executed and delivered the applicable supplement, if any, to the Indenture or the Company has duly authorized and validly executed and delivered the applicable Resolution and a duly authorized officer of the Company has validly executed and delivered an officer’s certificate, in each case, in accordance with the terms of the Indenture, as theretofore amended or supplemented, (b) the Company has taken all necessary corporation action to authorize and approve the issuance and establish, in accordance with the Indenture, the form and terms of such series of Securities, (c) such Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and, if applicable, any additional supplemental indenture thereto or any Resolution or officer’s certificate, and (d) such Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Sincerely,

/s/ Hunton Andrews Kurth LLP